UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2010

FORTINET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Kifer Road

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(408) 235-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2010, Fortinet, Inc. (“Fortinet”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Fortinet’s stockholders elected Pehong Chen and Christopher B. Paisley to serve as directors for a term of three years or until their respective successors have been duly elected and qualified and ratified the appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Fortinet’s independent inspector of election reported the voting results as follows:

(i) Election of two Class I directors for a term of three years or until their respective successors have been duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Pehong Chen	52,618,245	105,465	1,302,649
Christopher B. Paisley	52,611,904	111,806	1,302,649

Mr. George Hara was not nominated for re-election to the Board of Directors. As a result, Mr. Hara’s term expired on June 22, 2010.

(ii) Ratification of appointment of Deloitte & Touche LLP as Fortinet’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
53,981,329	8,873	36,157	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: June 24, 2010	By:	/S/ JOHN WHITTLE
John Whittle Vice President and General Counsel